UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
1000 Riverside Avenue, Suite 600 Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Redwire Corporation (the “Company”) with the U.S. Securities and Exchange Commission on May 20, 2026 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2026 Annual Meeting of Shareholders held on May 20, 2026 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07 - Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, at the Annual Meeting, the Company’s shareholders voted, on an advisory basis, to hold future advisory votes on named executive officer compensation every year. In light of this result, and consistent with the recommendation of the Company’s Board of Directors (the “Board”) as set forth in the Company’s proxy statement for the Annual Meeting, the Board has determined that the Company will hold future non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next required shareholder advisory vote on the frequency of such advisory votes, which is expected to occur no later than the 2032 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Chief Financial Officer